Exhibit 99.1
CONTACT: Todd, Luke - Xura,Inc
(781) 213-2131
Luke.Todd@Xura.com
Xura Announces Fiscal 2015 Second Quarter Results;
Conference Call to be Held Today at 8:00 AM

WAKEFIELD, MA, September 9, 2015 - Xura, Inc. (“Xura”; NASDAQ: MESG) formerly known as Comverse, Inc. (NASDAQ: CNSI) today announced its results for the second fiscal quarter ended July 31, 2015.
Consolidated Highlights: Below is selected consolidated financial information for the three and six months ended July 31, 2015 and 2014, prepared in accordance with generally accepted accounting principles (“GAAP”), except as noted.

Xura, Inc.:	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands)	2015	2014	2015	2014
Total revenue	$61,629	$74,988	$107,334	$140,070
Costs and expenses
Cost of revenue	39,964	57,956	83,721	108,841
Research and development, net	8,235	9,813	16,515	18,172
Selling, general and administrative	19,686	23,059	39,559	48,619
Other operating expenses	4,238	1,171	7,646	3,043
Total costs and expenses	72,123	91,999	147,441	178,675
Loss from operations	(10,494)	(17,011)	(40,107)	(38,605)
Expense adjustments	9,878	5,489	17,642	11,366
Xura performance (1)	(616)	(11,522)	(22,465)	(27,239)
Depreciation	3,339	3,261	6,706	6,422
Adjusted EBITDA (1)	2,723	(8,261)	(15,759)	(20,817)

Loss before income tax benefit (expense)	(14,697)	(20,504)	(49,890)	(40,139)
Income tax benefit (expense)	2,534	(1,877)	(2,253)	(4,337)
Loss from continuing operations	(12,163)	(22,381)	(52,143)	(44,476)
Income from discontinued operations	175,060	5,515	188,379	11,479
Net income (loss)	$162,897	$(16,866)	$136,236	$(32,997)

Earnings (loss) per share - basic & diluted:
Continuing operations	$(0.55)	$(1.00)	$(2.38)	$(1.99)
Discontinued operations	7.95	0.25	8.59	0.51
	$7.40	$(0.75)	$6.21	$(1.48)

Adjusted EBITDA earnings (loss) per share - basic & diluted (1)	$0.12	$(0.37)	$(0.72)	$(0.93)

Interest expense	(167)	(231)	(360)	(354)

Operating margin	(17.0)%	(22.7)%	(37.4)%	(27.6)%

Xura performance margin	(1.0)%	(15.4)%	(20.9)%	(19.4)%

Adjusted EBITDA margin	4.4%	(11.0)%	(14.7)%	(14.9)%

Net cash used in operating activities	$(31,559)	$(13,785)	$(49,263)	$(49,384)

(1) "Xura performance", "Adjusted EBITDA" and "Adjusted EBITDA earnings (loss) per share" have not been prepared in accordance with GAAP. See “Presentation of Non-GAAP Financial Measures” below.

"We are proud to be in a position today to unveil our new company name and brand identity, Xura, along with our new stock symbol, MESG, which effectively redefines our role in enabling digital communications for both consumers and enterprise customers. We are pushing forward aggressively to stake our leadership in the rapidly evolving digital communications space. All the actions we have taken in 2015, including our partnership with Tech Mahindra, completion of the sale of the BSS segment to Amdocs and our acquisition of Acision, have helped position us to achieve the high operational and financial goals we have established for our new, combined company, Xura. We are very excited about leveraging our merged opportunities into strong results and begin truly disrupting digital," said Philippe Tartavull, President and Chief Executive Officer, Xura, Inc.
Discontinued Operations and Segment Information
Pursuant to the Amdocs Purchase Agreement, we agreed to sell substantially all of our assets required for operating the BSS Business. We substantially completed the disposition and have re-classified and reflected its operations as discontinued operations on the consolidated statements of earnings for all periods presented. As of July 31, 2015, certain assets and liabilities continued to meet the held for sale criteria due to deferred closings.
Selected Balance Sheet Highlights: Below is selected balance sheet data:

	As of
(In millions)	July 31, 2015	April 30, 2015

Cash and cash equivalents	$346.1	$136.1
Restricted cash (including long-term restricted cash) and bank time deposits	60.8	43.8
Total	$406.9	$179.9
As previously disclosed, on August 6, 2015, the company paid approximately $136 million in cash as part of the consideration for the acquisition of Acision.
Conference Call Details
Xura will be conducting a conference call today, September 9, 2015 at 8:00 a.m. ET. To listen to the conference call live, please dial (678) 825-8369. Please dial-in at least ten minutes before the scheduled start time. A live webcast and presentation can be accessed at www.Xura.com by following links to the events and presentations page under the Investors section. Following the call, a replay of the webcast will be archived in the same location.
Xura Performance and Adjusted EBITDA
Our Chief Executive Officer is our chief operating decision maker (or CODM). The CODM uses Xura performance, as defined below, as the primary basis for assessing the financial results of the company. Xura performance, as we define it in accordance with the Financial Accounting Standards Board's guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies.
Xura performance is computed by management as loss from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of intangible assets; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) strategic-related costs (vi) write-off of property and equipment; (vii) certain litigation settlements and related costs; (viii) restructuring expenses; and (ix) certain other gains, losses and expenses. Strategic related costs include business strategy evaluation and mergers and acquisition efforts.
Adjusted EBITDA is computed by management by adding depreciation to Xura performance.

Presentation of Non-GAAP Financial Measures
We provide Xura performance, Adjusted EBITDA and Adjusted EBITDA per share, non-GAAP financial measures, as additional information for our operating results. These measures are not in accordance with, or alternatives for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. We believe that the presentation of these non-GAAP financial measures provide useful information to investors regarding certain additional financial and business trends relating to our results of operations as viewed by management in monitoring our businesses, reviewing financial results and for planning purposes. See “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.
About Xura, Inc.
Xura empowers people to engage with each other, across services, and through devices as part of their digital lifestyle. We help service providers and enterprises deliver and monetize innovative digital experiences through an award-winning portfolio of software solutions, backed by expert services. Our solutions touch more than three billion people through 450 service providers and enterprises in 130+ countries. You can find us at www.Xura.com.
Forward-Looking Statements
This press release includes “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties relate to (among other factors) the market price of our stock, operating expenses and cash flows, variability of our tax provision, and the additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the company's Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended July 31, 2015, or in other subsequently filed periodic, current or other reports. We undertake no commitment to update or revise any forward-looking statements except as required by law.
These risks and uncertainties discussed above, as well as others, are discussed in greater detail in our filings with the SEC. The documents and reports we file with the SEC are available through us, or our website, www.Xura.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov.

XURA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Revenue:
Product revenue	$17,005	$20,062	$27,112	$37,072
Service revenue	44,624	54,926	80,222	102,998
Total revenue	61,629	74,988	107,334	140,070
Costs and expenses:
Product costs	12,715	18,808	25,668	28,703
Service costs	27,249	39,148	58,053	80,138
Research and development, net	8,235	9,813	16,515	18,172
Selling, general and administrative	19,686	23,059	39,559	48,619
Other operating expenses:
Restructuring expenses	4,238	1,171	7,646	3,043
Total other operating expenses	4,238	1,171	7,646	3,043
Total costs and expenses	72,123	91,999	147,441	178,675
Loss from operations	(10,494)	(17,011)	(40,107)	(38,605)
Interest income	89	100	173	215
Interest expense	(167)	(231)	(360)	(354)
Foreign currency transaction loss, net	(4,202)	(2,949)	(9,775)	(930)
Other income (expense), net	77	(413)	179	(465)
Loss before income tax benefit (expense)	(14,697)	(20,504)	(49,890)	(40,139)
Income tax benefit (expense)	2,534	(1,877)	(2,253)	(4,337)
Loss from continuing operations	(12,163)	(22,381)	(52,143)	(44,476)
Income from discontinued operations	175,060	5,515	188,379	11,479
Net income (loss)	$162,897	$(16,866)	$136,236	$(32,997)
Weighted average common shares outstanding:
Basic & diluted	22,005,116	22,401,902	21,936,379	22,348,835
Earnings (loss) per share - basic & diluted:
Continuing operations	$(0.55)	$(1.00)	$(2.38)	$(1.99)
Discontinued operations	7.95	0.25	8.59	0.51
	$7.40	$(0.75)	$6.21	$(1.48)

XURA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	July 31, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$346,074	$158,121
Restricted cash and bank deposits	55,584	35,802
Accounts receivable, net of allowance of $3,225 and $4,403, respectively	29,653	71,670
Inventories	14,296	17,817
Deferred cost of revenue	2,855	7,059
Deferred income taxes	14,298	13,781
Prepaid expenses	11,288	15,156
Other current assets	31,663	10,570
Total current assets	505,711	329,976
Property and equipment, net	38,496	49,230
Goodwill	67,622	151,217
Intangible assets, net	1,440	4,049
Deferred cost of revenue	19,303	30,437
Deferred income taxes	1,731	3,064
Long-term restricted cash	5,253	7,940
Other assets	16,406	30,439
Total assets	$655,962	$606,352
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$145,150	$121,720
Deferred revenue	103,574	185,323
Deferred income taxes	1,593	1,491
Income taxes payable	—	2,166
Total current liabilities	250,317	310,700
Deferred revenue	62,313	89,999
Deferred income taxes	51,088	56,815
Other long-term liabilities	132,350	135,456
Total liabilities	496,068	592,970
Commitments and contingencies
Equity:
Common stock, $0.01 par value - authorized, 100,000,000 shares; issued 22,908,954 and 22,591,411 shares, respectively; outstanding, 21,993,027 and 21,830,081 shares, respectively	229	226
Preferred stock, $0.01 par value - authorized, 100,000 shares	—	—
Treasury stock, at cost, 915,927 and 761,330 shares, respectively	(20,353)	(17,211)
Accumulated earnings (deficit)	89,846	(46,390)
Additional paid in capital	52,065	45,935
Accumulated other comprehensive income	38,107	30,822
Total equity	159,894	13,382
Total liabilities and equity	$655,962	$606,352

XURA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended July 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$136,236	$(32,997)
Non-cash operating items:
Depreciation and amortization	9,364	9,561
Gain on BSS Business sale	(201,602)	—
Provision for doubtful accounts	331	331
Stock-based compensation expense	6,133	5,923
Deferred income taxes	(4,850)	3,131
Inventory write-downs	1,303	1,108
Other non-cash items, net	420	446
Changes in assets and liabilities:
Accounts receivable	3,701	(16,392)
Inventories	1,417	(8,624)
Deferred cost of revenue	4,747	11,592
Prepaid expense and other current assets	(32,838)	(5,580)
Accounts payable and accrued expense	25,642	(16,195)
Income taxes	(4,223)	(1,053)
Deferred revenue	(4,954)	(5,750)
Tax contingencies	15,352	3,598
Other assets and liabilities	(5,442)	1,517
Net cash used in operating activities	(49,263)	(49,384)
Cash flows from investing activities:
Purchases of property and equipment	(7,982)	(11,472)
Advance payment for acquisition of Solaiemes	—	(2,678)
Net change in restricted cash and bank deposits	(18,477)	(4,027)
Proceeds from asset sales	110	46
Proceeds from BSS Business sale net of escrow withheld of $26 million	266,081	—
Net cash provided by (used in) investing activities	239,732	(18,131)
Cash flows from financing activities:
Payment for repurchase of common stock in connection with tax liabilities upon settlement of stock awards	(532)	(972)
Payment for repurchase of common stock under repurchase program	(2,351)	(3,573)
Proceeds from exercises of stock options	—	40
Net cash used in financing activities	(2,883)	(4,505)
Effects of exchange rates on cash and cash equivalents	367	(973)
Net increase (decrease) in cash and cash equivalents	187,953	(72,993)
Cash and cash equivalents, beginning of period	158,121	254,580
Cash and cash equivalents, end of period	$346,074	$181,587
Non-cash investing transactions:
Accrued but unpaid purchases of property and equipment	$785	$4,587
Inventory transfers to property and equipment	$824	$1,673

XURA, INC. AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
	(Dollars in thousands)
Loss from operations	$(10,494)	$(17,011)	$(40,107)	$(38,605)
Expense adjustments:
Stock-based compensation expense	2,589	2,382	4,965	4,535
Amortization of intangible assets	86	—	172	—
Compliance-related professional fees	654	335	705	704
Compliance-related compensation and other expenses	229	—	237	(70)
Strategic related costs	1,875	1,100	3,769	2,390
Write-off of property and equipment	78	169	104	178
Certain litigation settlements and related costs	12	41	54	5
Restructuring expenses	4,201	1,171	7,609	3,043
Loss (gain) on sale of fixed assets	154	(14)	152	(19)
Other	—	305	(125)	600
Total expense adjustments	9,878	5,489	17,642	11,366
Xura Performance	(616)	(11,522)	(22,465)	(27,239)
Depreciation	3,339	3,261	6,706	6,422
Adjusted EBITDA	2,723	(8,261)	(15,759)	(20,817)
Adjusted EBITDA earnings (loss) per share - basic & diluted	$0.12	$(0.37)	$(0.72)	$(0.93)